                                                                     EXHIBIT 4.1



                         UNDERWRITER'S WARRANT AGREEMENT



         This UNDERWRITER'S WARRANT AGREEMENT has been made and entered into as of October ___, 2003, by and between ACCESS INTEGRATED TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and JOSEPH GUNNAR & CO., LLC, a New York limited liability company (the "Underwriter").

                              W I T N E S S E T H:

         WHEREAS, the Company proposes to issue to the Underwriter warrants (the "Warrants") to purchase up to an aggregate of 120,000 shares of Class A Common Stock, par value $.001, of the Company (the "Common Stock");

         WHEREAS, the Underwriter has agreed pursuant to the Underwriting Agreement, dated as of October ___, 2003, by and between the Company and the Underwriter (the "Underwriting Agreement"), to act as the underwriter in connection with the Company's proposed public offering (the "Offering") of 1,200,000 shares of Common Stock at an initial public offering price of $5 per share (the "Initial Public Offering Price") of the Common Stock; and

         WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Underwriter, or its permitted designees, in consideration for, and as part of the Underwriter's compensation in connection with, the Underwriter acting as such pursuant to the terms of the Underwriting Agreement;

         NOW, THEREFORE, in consideration of the premises hereof, the payment by the Underwriter to the Company of an aggregate of $100, the agreements herein set forth and other good and valuable consideration, hereby acknowledged, the parties hereto agree as follows:

         1. Grant. The Underwriter is hereby granted the right to purchase, at any time from October __, 2004, until 5:30 P.M., New York time, on October ___, 2007 (the "Expiration Date"), up to an aggregate of 120,000 shares of Common Stock (the "Shares" or "Warrant Securities") (subject to adjustment as provided in Section 8 hereof) at the Exercise Price (as hereinafter defined) (subject to adjustment as provided in Section 8 hereof). Except as set forth herein, the Shares issuable upon exercise of the Warrants will be in all respects identical to the shares of Common Stock being purchased by the Underwriter for resale to the public pursuant to the terms and provisions of the Underwriting Agreement. Any Warrant that is not exercised on or prior to the Expiration Date shall be void and all rights hereunder shall cease.

         2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

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         3. Exercise of Warrant.

         3.1 Method of Exercise. The Warrants are exercisable at the Exercise Price payable by certified or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with a duly executed Election to Purchase (substantially in the form of Annex A to the Warrant Certificate), together with payment at the Company's principal offices of the aggregate Exercise Price of the Warrants being exercised, the holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel such Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrants exercisable thereunder.

         3.2 Exercise by Surrender of Warrants. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) shall have the right, at any time and from time to time prior to the Expiration Date, to exercise the Warrants in full or in part by surrendering the Warrant Certificate(s) representing a certain number of additional Warrants as payment of the aggregate Exercise Price for the shares of Common Stock being acquired upon exercise of the Warrants. The Warrants are exercisable pursuant to this Section 3.2 by surrender of the Warrant Certificate(s) with a duly executed Election to Purchase (substantially in the form of Annex B to the Warrant Certificate) and surrender of a certain number of Warrants in addition to those being exercised. The number of additional Warrants to be surrendered in payment of the aggregate Exercise Price for the Warrants being exercised shall be determined by multiplying the number of Warrants to be exercised by the Exercise Price, and then dividing the product thereof by an amount equal to the Market Price (as defined below). Solely for the purposes of this Section 3.2, Market Price shall be calculated on the date on which all deliveries required to be made to the Company upon exercise of the Warrants pursuant to this Section 3.2 shall have been made in accordance with Section 13 hereof ("Notice Date").

         3.3 Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price of the Common Stock, as no such reported sale takes place on such day, the average of the last reported bid prices for the last three trading days, in either case as officially reported by the American Stock Exchange or the principal securities exchange on which the Common Stock is listed or admitted to trading or by the Nasdaq National Market (collectively, "NASDAQ"), or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by NASDAQ, the average between the closing bid and closing asked prices as furnished by the NASD or similar organization, or, if no trades have been made or not quotes are available for such day, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.


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            4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for the total number of whole shares of Common Stock for which such Warrants were exercised shall be made promptly (and in any event within five business days thereafter) without charge to the Holder thereof, including, without limitation, any stock transfer or similar tax imposed by or through the Company that may be payable with respect to the issuance thereof, and such certificates shall (subject to Section 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax that may be payable with respect to any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the Shares underlying the Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman of the Board of Directors or President of the Company under its corporate seal reproduced thereon and by the then present Treasurer or Secretary of the Company. The Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer. Certificates representing the shares of Common Stock issuable upon exercise of the Warrants shall be dated the date on which the Company receives the Election to Purchase, Warrant Certificate and payment of the Exercise Price in accordance with Section 3.1 or 3.2 hereof.

         5. Restriction on Transfer of Warrants. The Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, except that the Warrants may be (i) assigned in whole or part to any officer or member of the Underwriter and (ii) transferred by operation of law as a result of the death or divorce of any transferee to whom the Warrants may have been transferred. Any assignment shall be effected by a duly executed assignment in the form of Annex C to the Warrant Certificate.

         6. Exercise Price.

         The initial exercise price of each Warrant shall be one hundred twenty five (125%) percent of the Initial Public Offering Price, or $6.25 per share of Common Stock, subject to adjustments as provided in Section 8 hereof (as in effect from time to time, the "Exercise Price").

         7. Registration Rights.

         The Company agrees to register the Warrant Securities in the Registration Statement for the Offering and agrees to file at the Company's expense, such post-effective amendments that may be required to permit the public resale of the Warrant Securities, but only until the Expiration Date. Notwithstanding the foregoing, in the event an underwriter of a proposed secondary offering of the Company's equity securities requests that the Underwriter execute a lock-up agreement concerning the Warrant Securities, the Underwriter will do so on terms not less favorable than other shareholders having holdings of similar size.


                                       3
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         8. Adjustments.

         8.1 [Intentionally Omitted]

         8.2 Adjustment of Exercise Price.

         8.2.1 Initial Exercise Price. The Exercise Price shall be adjusted and readjusted from time to time as provided in this Section 8 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 8; provided, however, that there shall be no adjustment of the Exercise Price in connection with any of the Excluded Issuances (as defined below).

         8.2.2 Issuance of Additional Shares of Common Stock. In case the Company, at any time or from time to time after the date on which the Registration Statement becomes effective under the Securities Act (the "Effective Date"), shall issue or sell Additional Shares of Common Stock (as defined below), including Additional Shares of Common Stock deemed to be issued pursuant to Section 8.3 or Section 8.4, without consideration or for a consideration per share less than the lesser of the Exercise Price or the Market Price of the shares of Common Stock outstanding immediately prior to such issue or sale, then, and in each such case, the Exercise Price shall be reduced, subject to Section 8.9, concurrently with such issue or sale, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction of which

              (a) the numerator shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus; (ii) the number of shares of Common Stock issuable in respect of Convertible Securities outstanding immediately prior to such issue plus; (iii) the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued or sold would purchase at the lesser of such Exercise Price or Market Price immediately prior to such issue or sale, and

              (b) the denominator shall be (i) the number of shares of Common Stock outstanding immediately after such issue or sale plus (ii) the number of shares of Common Stock issuable in respect of Convertible Securities outstanding immediately after such issue or sale. For the purposes of this Section 8.2.2,
(x) immediately after any Additional Shares of Common Stock shall be deemed to be issued pursuant to Section 8.3 or Section 8.4, such Additional Shares of Common Stock shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

         8.2.3 Special Definitions.

            (a) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire the Common Stock or Convertible Securities.

            (b) "Convertible Securities" shall mean any evidence of indebtedness shares of capital stock (other than the Common Stock) or other securities convertible into or exchangeable for the Common Stock.

            (c) "Common Stock Outstanding" shall include all Common Stock issued and outstanding and issuable upon exercise of all outstanding Options and conversions of all outstanding Convertible Securities.


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            (d) If a public market for the Common Stock does not exist, the
Market Price of the Common Stock shall be determined in good faith by the Board of Directors promptly after the issuance of any Additional Shares of Common Stock or the occurrence of any other event or the existence of any other circumstance as a result of which the Market Price of the Common Stock would be required for any provision of this agreement, and the Company shall promptly deliver to each Holder a certificate of the Secretary of the Company setting forth the amount of the Market Price of the Common Stock and certifying that the amount was determined by the Board of Directors of the Company. If any Holder disagrees with the Market Price set forth in that certificate, such Holder may, together with any other Holders who so disagree, engage an independent investment bank or firm of independent public accountants to act as appraiser, the expense of which shall be borne by such Holder or Holders, to determine the Market Price of the Common Stock, and such Holder shall deliver such appraisal to the Company within 30 days after the date of delivery of the certificate referenced to above. Within five days after delivery to the Company of such appraisal, the appraiser engaged by the Holder and a person designated by the Board (the expense of which shall be borne by the Company) shall meet in order to resolve any questions or differences with respect to the Market Price of the Common Stock. If such persons agree on a Market Price of the Common Stock, such Market Price shall be the Market Price. If no such agreement is reached, the Market Price shall be determined within ten days after such meeting by an appraiser who shall be selected by the appraiser engaged by the Holder and the person designated by the Board (or, if they do not agree on an appraiser within ten days, another independent investment bank or firm of independent public accountants to act as appraiser selected by the American Arbitration Association), the expense of which shall be shared equally by such Holder or Holders, on the one hand, and the Company, on the other hand, and the determination of that third appraiser shall be conclusive and binding on both the Company and the Holder. In determining the Market Price of any share of Common Stock, all warrants shall be treated as if they had been exercised for the number of shares of Common Stock issuable upon their exercise, and the Market Price of any Warrants shall be equal to the Market Price of the Shares of Common Stock issuable upon the exercise of such Warrants less the exercise price of such Warrants.

         8.2.4 Dividends and Distributions. In case the Company at any time or from time to time after the Effective Date shall declare, order, pay or make a dividend or other distribution on Common Stock (including, without limitation, any distribution of stock or other securities, property or options by way of dividend, spin-off, reclassification, corporate rearrangement, or any redemption or acquisition of stock or options or other securities), then, and in each such case, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or other distribution shall be reduced, subject to Section 8.9, effective as of the close of business on such record date, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, of which

              (a) the numerator shall be the Exercise Price in effect immediately prior to the close of business on such record date minus the value of such dividends or other distributions (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and

              (b) the denominator shall be such Exercise Price in effect immediately prior to the close of business on such record date; provided, however, that no such reduction shall be made pursuant to this Section 8.2.4 for a dividend payable in Additional Shares of Common Stock or in Options for Common Stock, or a dividend payable in cash or other property and declared out of the earned surplus (i.e., retained earnings, when and if the Company has any) of the Company (excluding any portion thereof resulting from a revaluation of property). For purposes of the foregoing, a dividend payable other than in cash shall be considered payable out of earned surplus only to the extent that such earned surplus is charged an amount equal to the fair value of such dividend at the time of declaration as determined in good faith by the Board of Directors of the Company.

         8.3 Treatment of Options and Convertible Securities. In case the Company, at any time or from time to time after the Effective Date shall issue, sell, grant or assume, or fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities shall be deemed to be issued for purposes of Section 8.2.2 as of the time of such issue, sale, grant or assumption, or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that such Additional Shares of Common Stock shall not be deemed to be issued if the consideration per share of such shares, as determined pursuant to Section 8.5, would be equal to or greater than the lesser of the Exercise Price and the Market Price on the Business Day on which such Additional Shares of Common Stock shall be deemed to be issued; and provided further, however, that in each such case in which Additional Shares of Common Stock would have been deemed to be issued,

              (a) no further Additional Shares of Common Stock shall be deemed to be issued upon the subsequent issue or sale of Common Stock or any other securities of the Company pursuant to the exercise of such Options or the conversion or exchange of such Convertible Securities;

              (b) if such Options or Convertible Securities by their terms shall provide in any manner for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue, sale, grant or assumption of such Options or Convertible Securities (or upon the fixing of the record date with respect thereto), and any subsequent adjustments in such Exercise Price, shall, upon any such increase in consideration or decrease in the number of Additional Shares of Common Stock issuable becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, as are outstanding at the time such increase or decrease becomes effective;

              (c) upon the expiration of any such Options or of the rights of conversion or exchange under any such Convertible Securities that shall not have been exercised, or upon purchase by the Company and cancellation or retirement of any such Options that shall not have been exercised or of any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised, the Exercise Price computed upon the original issue, sale, grant or assumption of such Options or Convertible Securities (or upon the fixing of the record date with respect thereto), and any subsequent adjustments in such Exercise Price, shall, upon such expiration, cancellation or retirement, be recomputed as if:

                            (i) in the case of Options or of Convertible
              Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received thereupon was

                                     (A) in the case of Options, an amount equal
              to (x) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, plus (y) the consideration actually received by the Company upon exercise of any such Options, minus (z) the consideration paid by the Company for any purchase of such Options that were not exercised; or

                                     (B) in the case of Convertible Securities,
              an amount equal to (x) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Convertible Securities (unless theretofore taken into account pursuant to clause (ii) below) which were actually converted or exchanged, plus (y) the consideration actually received by the Company upon such conversion or exchange, minus (z) the consideration paid by the Company for any purchase of such Convertible Securities the rights of conversion or exchange under which were not exercised.

              (d) no readjustment pursuant to subdivision (b) above shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment thereof originally made pursuant to the issue, sale, grant or assumption of such Options or Convertible Securities.

              "Business Day" shall mean any day of the year which is not a Saturday, Sunday or a day on which banks are required or authorized to close in the State of New York.

              8.4 Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the Effective Date shall fix a record date for the determination of holders of any class of securities entitled to receive any dividend or other distribution on any class of stock of the Company payable in Common Stock, or shall otherwise effect any subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, then, and in each such case, Additional Shares of Common Stock shall be deemed to be issued (a) in the case of any such dividend or other distribution, immediately after the close of business on such record date, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action shall have become effective.


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              8.5 Computation of Consideration. For the purposes of this

Section 8:

              (a) The consideration for any Additional` Shares of Common Stock actually issued or sold or for the issue, sale, grant or assumption of any Options or Convertible Securities, irrespective of the accounting treatment of such consideration, shall

                            (i) insofar as it consists of cash, be computed as
              the amount of cash actually received by the Company;

                            (ii) insofar as it consists of consideration
              (including securities as defined in the Securities Act) other than cash, be computed as the market value thereof at the time of any such issue, sale, grant or assumption as determined in good faith by the Board of Directors of the Company (which determination shall be evidenced in a certificate delivered promptly to each Holder and which determination shall be subject to the procedures for disagreement as provided in Section 8.2.2); and

                            (iii) insofar as Additional Shares of Common Stock
              are issued or sold, options or Convertible Securities are issued, sold, granted or assumed together with other stock or securities or other assets of the Company for a consideration that covers both, be the proportion of such consideration (computed as provided in clauses (i) and (ii) above) allocable to such Additional Shares of Common Stock or Convertible Securities as determined in good faith by the Board of Directors of the Company (which determination shall be evidenced in a certificate delivered promptly to each Holder and which determination shall be subject to the procedures for disagreement as provided in Section 8.2.2).

                     (b) The following shall be deemed to be issued without consideration: (i) all Additional Shares of Common Stock, Options or Convertible Securities issued in payment of any dividend or other distribution on any class of stock of the Company; and (ii) all Additional Shares of Common Stock issued to effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock otherwise than by payment of a dividend in Common Stock. Additional Shares of Common Stock, Options or Convertible Securities issued to directors, management, employees and related parties shall be deemed to be issued (i) without consideration if not issued for cash or property and (ii) for less than either the Exercise Price or the Market Price to the extent that any cash or the fair value of property, as determined in good faith by the Board of Directors, received for such securities is less than the lesser of the Exercise Price or the Market Price of such securities.

                     (c) Additional Shares of Common Stock deemed to have been issued for consideration pursuant to Section 8.3 shall be deemed to have been issued for a consideration per share determined by dividing

                            (i) the total amount, if any, actually received by
              the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of all such Options or the conversion or exchange of all such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of all such Options for Convertible Securities and the conversion or exchange of all such Convertible Securities, in each instance computing such consideration as provided in the foregoing subdivision (a), by

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                            (ii) the maximum number of shares of Common Stock
              (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of such Convertible Securities.

              8.6 Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be increased proportionately.

              8.7 Merger or Consolidation. In the event of (i) any reclassification (including, without limitation, a reclassification effected by means of an exchange or tender offer by the Company or any Subsidiary) or change of outstanding Common Stock (other than a change relating to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for Common Stock or (iii) any sale or conveyance of the assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute and deliver to the Holder upon surrender of the Warrant Certificate held by such Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon full exercise of such Warrant, the kind and amount of shares of stock and/or other securities and/or property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental warrant agreement shall provide for adjustments that shall be as nearly equivalent as practicable to the adjustments provided for in this Section 8. The above provision of this subsection shall similarly apply to successive events of the type described in this Section 8.7.

              8.8 Dilution in Case of Other Securities. In case any Other Securities (as defined below) shall be issued or sold, or shall become subject to issue or sale upon the conversion or exchange of any Common Stock or Other Securities of the Company (or any issuer of Other Securities or any other person referred to in Section 8.7), or shall become subject to subscription, purchase or other acquisition pursuant to any Options issued, sold, granted or assumed by the Company (or any such other issuer or person) for a consideration that dilutes, in accordance with the standards established in the other provisions of this Section 8 or otherwise, the purchase rights granted by the Warrants, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 8 with respect to the Exercise Price shall be made and applied as nearly as possible in the manner so provided, to determine the amount of Other Securities that the Holder of such Warrants shall be entitled to receive upon the exercise of such Warrants, in order to protect such Holder against such dilution of purchase rights. "Other Securities" shall mean any stock (other than Common Stock) of the Company or of any other person that the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to this Section 8 or otherwise.

              8.9 Minimum Adjustment of Exercise Price. If the amount of any adjustment of the Exercise Price required pursuant to this Section 8 would be less than $0.01, such amount shall be carried forward, and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall equal at least $0.01 in the aggregate.

              8.10 Certificate of Adjustment. After each adjustment of the Exercise Price or the amount of Warrant Securities purchasable upon exercise of Warrants pursuant to this Section 8, the Company will promptly prepare a certificate signed by the Chairman, President, Treasurer or Secretary of the Company setting forth: (i) the Exercise Price, as so adjusted; (ii) the amount of Warrant Securities purchasable upon exercise of each Warrant after such adjustment; and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with its records and cause a brief summary thereof to be sent by ordinary first class mail to each Holder at such Holder's last address as it shall appear on the registry books of the Company.

              8.11 Validity of Warrant Certificate. Notwithstanding any adjustments or changes in the Exercise Price or the amount of Warrant Securities purchasable upon exercise of Warrants, Warrant Certificates theretofore and thereafter issued shall continue to express the Exercise Price per share and the amount of Warrant Securities purchasable thereunder as of the date such Warrant Certificates were originally issued; provided, the Holders shall be entitled to exercise Warrants represented by such Warrant Certificates after giving effect to each such adjustment and change, and such Warrant Certificate shall be deemed to incorporate each such adjustment and change as if new Warrant Certificates reflecting each such adjustment and change had been issued to the Holders.

              8.12 No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or bylaws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue, sale, grant or assumption of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this agreement or the Warrants, but will at all times, whether or not requested to do so, in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company takes all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of all Warrants from time to time outstanding.

              9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable, without expense, upon the surrender thereof by the Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificates, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor in lieu thereof.

              10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants to purchase Common Stock, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

              11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, property or rights as shall be issuable upon exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issued by the Company upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any security holder of the Company. As long as the Warrants shall be outstanding, the Company shall use its reasonable efforts to cause the Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock may then be listed and/or quoted by NASDAQ if the Common Stock issued to the public is so quoted.

              12. Notices to Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to receive dividends or to vote or to consent or to receive notice as a stockholder with respect to any meetings of stockholders for the election of directors or any other matter or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                    (a) the Company shall set a record date for the purpose of entitling holders of shares of Common Stock to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company;

                    (b) the Company shall offer to all the holders of shares of Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                    (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event to each Holder at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or offer, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with any of the events described in this Section 12.

              13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

                    (a) If to a Holder, to the address of such Holder as shown on the books of the Company; or

                    (b) If to the Company, to the address set forth in the Underwriting Agreement or to such other address as the Company may designate by notice to the Holders.

              14. Supplements and Amendments. The Company and the Underwriters may from time to time supplement or amend this Agreement without the approval of any Holders (other than the Underwriter) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interests of the Holders in any material respect.

              15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and permitted assigns hereunder.

              16. Termination. This Agreement shall terminate at the close of business on October ___, 2007.

              17. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND EACH WARRANT CERTIFICATES ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

              The Company, the Underwriter and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriter and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum and also hereby irrevocably waive any right or claim to trial by jury in connection with any such action, proceeding or claim. Any such process or summons to be served upon any of the Company, the Underwriter and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Underwriter and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

              17. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof. Except as set forth in Section 14 hereof, this Agreement may not be modified or amended except by a writing duly signed by the Company, Holders of Warrants or Warrant Securities representing a majority of the shares of Common Stock issuable or issued hereunder and the party against whom enforcement of the modification or amendment is sought.

              18. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

              19. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only, and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

              20. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person, corporation or entity other than the Company, the Underwriter and any other Holders of Warrants and/or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holders of Warrants and/or Warrant Securities.

              21. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and such counterparts shall together constitute but one and the same instrument.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                            ACCESS INTEGRATED TECHNOLOGIES, INC.



                                            By:
                                                --------------------------------
                                               Name:
                                               Title:

Attest:



--------------------------------
Name:
Title:



                                               JOSEPH A. GUNNAR & CO., LLC



                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title: A Member

EXHIBIT A



                           FORM OF WARRANT CERTIFICATE


THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                  5:30 P.M., NEW YORK TIME, October ___, 2007

No. W-                                                               __________
Warrants



                               WARRANT CERTIFICATE

            This Warrant Certificate certifies that Joseph A. Gunnar & Co., LLC, or registered assigns, is the registered holder of 120,000 Warrants to purchase initially, at any time from October ___, 2004 until 5:30 p.m. New York time on October__, 2007 (the "Expiration Date"), up to 120,000 fully paid and nonassessable shares of Common Stock, no par value (the "Common Stock"), of Access Integrated Technologies, Inc., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $6.25 per share upon surrender of this Warrant Certificate and payment of the Exercise Price, at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriter's Warrant Agreement dated as of October ___, 2003 by and between the Company and Joseph A. Gunnar & Co, LLC (the "Warrant Agreement"). Payment of the Exercise Price, shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company and by surrender of this Warrant Certificate.

            No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

            The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the amount the type and/or number of the Company's securities issuable hereunder may, subject to certain conditions, be adjusted. Subject to Section 8.6 of the Warrant Agreement, in such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

            Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

            Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants. The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

            All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of October ___,2003


                                            ACCESS INTEGRATED TECHNOLOGIES, INC.



[SEAL]
                                            By:
                                                 -------------------------------
                                                 Name: Title:


Attest:



--------------------------------
Name:
Title:

ANNEX A

TO WARRANT CERTIFICATE



              FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1

              The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase 120,000 shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of ___________________________________ in the amount of $_________________, all in accordance with the terms of Section 3 of the Warrant Agreement dated as of October ___, 2003 by and between Access Integrated Technologies, Inc. and Joseph
A. Gunnar & Co., LLC. The undersigned requests that a certificate for such securities be registered in the name of ________________________________ whose address is ___________________________
__________________________________________________and that such certificate be delivered to _________________________ whose address is________________________
______________________________________________________________.


Dated:_______________                 Signature____________________________
                                      (Signature must conform in all respects
                                      to name of holder as specified on the
                                      face of the Warrant Certificate)


                                      ___________________________________
                                      (Insert Social Security or Other
                                      Identifying Number of Holder)

ANNEX B

TO WARRANT CERTIFICATE



              FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2

              The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase 120,000 shares of Common Stock all in accordance with the terms of Section 3.2 of the Warrant Agreement dated as of October ___, 2003 by and between Access Integrated Technologies, Inc. and Joseph A. Gunnar & Co., LLC. The undersigned requests that a certificate for such securities be registered in the name of __________________________ whose address is _____________________________ and that such certificate be delivered to _____________________________ whose address is__________________________________________________________________.



Dated:_______________                 Signature______________________________
                                      (Signature must conform in all respects
                                      to name of holder as specified on the
                                      face of the Warrant Certificate)


                                      ____________________________________
                                      (Insert Social Security or Other
                                      Identifying Number of Holder)

ANNEX C

TO WARRANT CERTIFICATE



                               FORM OF ASSIGNMENT


             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)


              FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto (Please print name and address of transferee) the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________________________ Attorney to transfer the within
Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:_______________                  Signature_____________________________
                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of the Warrant Certificate)


                                       _______________________________________
                                       (Insert Social Security or Other
                                       Identifying Number of Assignee)